News Announcement

DIGITAL CINEMA DESTINATIONS CORP. (DIGIPLEX) REPORTS
FISCAL 2013 FOURTH QUARTER INCREASES IN REVENUE AND PER CAP METRICS

- Theater Level Cash Flow and Adjusted EBITDA Also Rise Significantly -

WESTFIELD, New Jersey (September 17, 2013) - Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today reported its fiscal 2013 fourth quarter and full-year financial results for the periods ended June 30, 2013.  Management is hosting a conference call and webcast at 4:30 p.m. ET to review the results.

DATE/TIME: Today—Tuesday, September 17, 2013 at 4:30 p.m. ET

TELEPHONE: dial 800/404-5245.  Please call at least five minutes in advance to ensure that you are connected.

WEBCAST: live webcast is available through the Investor Relations section of Digiplex’s website at www.digiplexdest.com.  A webcast replay will be available and accessible for at least 30 days following the live event.

SUMMARY AND SUPPLEMENTARY FINANCIAL DATA
(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
(in thousands)	2013	2012	2013	2012
Consolidated total revenue	$11,201	$3,796	$31,184	$6,671
Consolidated net loss	(1,209)	(1,002)	(5,256)	(1,967)

Consolidated theater level cash flow (1)	1,922	701	5,633	1,251
Adjusted EBITDA of Digital Cinema Destinations Corp. (1)	888	32	2,366	(410)

Theaters (period end)	18	8	18	8
Average screens	178	62	130	30
Average attendance per screen	5,667	5,506	22,014	19,331
Average admission per patron	$7.92	$7.82	$7.83	$8.31
Average concessions sales per patron	$3.45	$3.04	$3.27	$2.89
Total attendance (in thousands)	1,009	339	2,852	570

(1) Theater level cash flow and Adjusted EBITDA are supplemental non-GAAP financial measures. Reconciliations of these metrics to the net loss for the three and twelve months ended June 30, 2013 and 2012 are included in the supplementary tables accompanying this news announcement.

Digiplex Chairman and CEO Bud Mayo stated, “The fiscal fourth quarter was a productive period for Digiplex and also for the U.S. box office.  Industry admissions receipts grew approximately 7.8% versus the prior year and our Company achieved revenue, Adjusted EBITDA, and theater level cash flow increases, due to the 116 additional average screens under operation, compared to the 2012 fiscal fourth quarter, as well as internal operational improvements during a favorable box office environment.

“Of note, the 2013 fiscal fourth quarter marks the first time in our organization’s short history that over one million patrons attended Digiplex’s locations.  We continue to focus on providing our valued customers with high quality service and a clean and friendly environment to enjoy the best selection of popular Hollywood titles, specially curated independent pictures and exciting alternative programming events.  We are also driving incremental theater traffic through unique social media and targeted marketing strategies.

“An exciting development during fiscal Q4 was the opening of our first IMAX® location, at Digiplex’s Surprise Pointe 14 theater in Arizona.  We are extremely pleased to form a new alliance with IMAX® and will evaluate potential additional large format locations that feature their leading entertainment experience as the Digiplex circuit continues expanding.  Subsequent to fiscal year-end, we also 4D-enabled an auditorium at our Solon, OH theater with the installation of immersive ButtKicker seating.  We will continue experimenting with state-of-the-art technologies that further enhance the enjoyment of our guests.

“Throughout fiscal 2013, Digiplex opportunistically identified and completed acquisitions in attractive markets that adhere to our theater level cash flow and asset quality criteria.  As a result, our organization nearly tripled its average screen count versus the prior year.  We completed the purchase of a state-of-the art, fully digital 12-plex in Lisbon, CT during the fiscal first quarter, in fiscal Q2 we acquired seven theaters and 74 screens from UltraStar Cinemas on the west coast and we added two additional theaters with an aggregate of 19 screens in Solon, OH and Sparta, NJ during fiscal Q3.  Additionally, subsequent to our year-end we acquired a 6-plex in Torrington, CT, further expanding the Company’s circuit to 19 locations and 184 screens.

“We are proud of our achievements to date, but acknowledge that we are still in the early stages of expanding Digiplex’s footprint to the 100 location/1000 screen goal we have set as a corporate milestone.  Our top priority continues to be executing disciplined growth through opportunistic acquisitions.  As we build scale, roll new theaters onto our digital platform, and leverage the Company’s corporate infrastructure and operating disciplines, over time we expect to achieve meaningful improvements in both top- and bottom-line results,” Mr. Mayo concluded.

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	June 30, 2013	June 30, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,607	$2,037
Accounts receivable	697	238
Inventories	191	78
Deferred financing costs, current portion	357	-
Prepaid expenses and other current assets	1,444	381

Total current assets	6,296	2,734
Property and equipment, net	29,171	15,432
Goodwill	3,156	980
Intangible assets, net	6,186	4,114
Security deposit	205	3
Deferred financing costs, long term portion, net	1,225	-
Other assets	9	14

TOTAL ASSETS	$46,248	$23,277

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,478	$851
Accrued expenses	3,964	1,088
Payable to vendor for digital systems	-	3,334
Notes payable, current portion	1,373	1,000
Capital lease, current portion	121	-
Earnout from theater acquisition	296	79
Deferred revenue	305	31

Total current liabilities	8,537	6,383
NONCURRENT LIABILITIES
Notes payable, long term portion	8,615	-
Capital lease, net of current portion	239	-
Unfavorable leasehold liability, long term portion	159	190
Deferred rent expense	407	83
Deferred tax liability	199	39

TOTAL LIABILITIES	18,156	6,695

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 10,000,000 shares authorized as of June 30, 2013 and 2012, respectively; and 6 and 0 shares issued of Series B Preferred Stock issued and outstanding as of June 30, 2013 and 2012, respectively	-	-
Class A Common Stock, $.01 par value, 20,000,000 shares authorized; 5,511,938 and 4,519,452 shares issued and outstanding as of June 30, 2013 and 2012, respectively	55	45
Class B Common Stock, $.01 par value, 900,000 shares authorized; 865,000 and 900,000 shares issued and outstanding as of June 30, 2013 and 2012, respectively	9	9
Additional paid-in capital	25,816	19,285
Accumulated deficit	(7,049)	(2,757)

TOTAL STOCKHOLDERS’ EQUITY OF DIGITAL CINEMA DESTINATIONS CORP	18,831	16,582
Noncontrolling interest	9,261	-

Total Equity	28,092	16,582

TOTAL LIABILITIES AND EQUITY	$46,248	$23,277

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,

	2013	2012	2013	2012
REVENUES
Admissions	$7,578	$2,651	$21,305	$4,738
Concessions	3,301	1,032	8,889	1,646
Other	322	113	990	287
<>
Total revenues	11,201	3,796	31,184	6,671
<>
COSTS AND EXPENSES
Cost of operations:
Film rent expense	3,996	1,484	10,694	2,387
Cost of concessions	595	187	1,491	294
Salaries and wages	1,412	452	3,791	849
Facility lease expense	1,600	423	4,435	821
Utilities and other	2,052	594	5,797	1,152
General and administrative	1,743	855	5,054	1,945
Change in fair value of earn out	(254)	-	(333)	(20)
Depreciation and amortization	665	760	4,049	1,147
<>
Total costs and expenses	11,809	4,755	34,978	8,575
<>
OPERATING LOSS	(608)	(959)	(3,794)	(1,904)
OTHER EXPENSE
Interest expense	(379)	(12)	(999)	(12)
Non-cash interest expense	(75)	-	(228)	-
Other expense	(14)	(7)	(60)	(9)
<>
LOSS BEFORE INCOME TAXES	(1,076)	(978)	(5,081)	(1,925)
Income tax expense	133	24	175	42
<>
NET LOSS	$(1,209)	$(1,002)	$(5,256)	$(1,967)
<>
Net loss attributable to non-controlling interest	251	-	964	-

Net loss attributable to Digital Cinema Destinations Corp.	$(958)	$(1,002)	$(4,292)	$(1,967)
Preferred stock dividends	(5)	(21)	(16)	(257)
<>
Net loss attributable to common stockholders	$(963)	$(1,023)	$(4,308)	$(2,224)
<>
Net loss per Class A and Class B common share – basic and diluted attributable to common stockholders	$(0.15)	$(0.23)	$(0.74)	$(1.00)
Weighted average common shares outstanding	6,324,272	4,472,914	5,828,283	2,218,045

SUPPLEMENTARY NON-GAAP RECONCILIATION
OF ADJUSTED EBITDA
(Unaudited) ($ in thousands)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net loss	$(1,209)	$(1,002)	$(5,256)	$(1,967)
Add back:
Depreciation and amortization	665	760	4,049	1,147
Interest expense	454	24	1,227	12
Income tax expense	133	24	175	42
Other expense	14	7	60	9
Deferred rent expense (5)	132	33	324	63
Stock-based compensation (2)	400	155	549	204
Non-recurring organizational and M&A-related professional fees (3)	90	31	642	80
Management fees (4)	288	-	543	-
(Deduct) Add:
Start Media's share of Adjusted EBITDA	(79)	-	53	-
Adjusted EBITDA of Digital Cinema Destinations Corp.	$888	$32	$2,366	$(410)

SUPPLEMENTARY NON-GAAP RECONCILIATION
OF THEATER LEVEL CASH FLOW
(Unaudited) ($ in thousands)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net loss	$(1,209)	$(1,002)	$(5,256)	$(1,967)
Add back:
General and administrative (1)	1,743	855	5,054	1,945
Depreciation and amortization	655	760	4,049	1,147
Income tax expense	133	24	175	42
Interest expense	454	24	1,227	12
Other expense	14	7	60	9
Deferred rent expense (5)	132	33	324	63
Consolidated TLCF	$1,922	$701	$5,633	$1,251

(1) TLCF is intended to be a measure of theater profitability. Therefore, our corporate general and administrative expenses have been excluded.
(2) Represents the fair value of shares of Class A common stock and restricted stock awards issued to employees and non-employees for services rendered. As these are non-cash charges, we believe that it is appropriate to show Adjusted EBITDA excluding this item.
(3) Primarily represents professional fees incurred in connection with start-up activities, the creation of acquisition template documents that will be used by us for future transactions, and certain other costs related to our acquisition strategy. Since we intend to acquire additional theaters, we have laid the groundwork for our acquisition program and we expect to incur reduced legal fees in connection with future acquisitions. We therefore believe that it is appropriate to exclude these items from Adjusted EBITDA.
(4) To add back management fees to Digiplex from JV.
(5) Represents non-cash deferred rent expense which is included in our facility lease expense in the consolidated statements of operations.  As these are non-cash changes, we believe it is appropriate to show TLCF and Adjusted EBITDA excluding this item.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Annual Report on Form 10-K under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

About Digital Cinema Destinations Corp. (www.digiplexdest.com)

Digital Cinema Destinations Corp. is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare.  The Company’s customers enjoy live and pre-recorded alternative programming such as concerts, operas, ballets, sporting events, conferences, interactive videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. As of September 1, 2013, Digiplex operates 19 cinemas and 184 screens in AZ, CA, CT, NJ, OH and PA.  You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst Studios) featuring curated content from festivals around the world.  DigiNext releases typically include innovative live Q&A sessions between the audience and cast members.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

# # #